                                  EXHIBIT 2.1



Please note the following described exhibits to the Agreement for Purchase and Sale of Partnership Interest and Real Property are not being filed electronically as prescribed by EDGAR, but Registrant hereby agrees to furnish any or all of such exhibits supplementally upon the request of the Securities and Exchange Commission:

(i)   Exhibit B -- the legal description of the Real Property being purchased.

(ii) Exhibit L -- permitted exceptions to title for the Real Property being purchased.

(iii) Exhibit M -- description of known environmental problems regarding the Real Property being purchased.

                        AGREEMENT FOR PURCHASE AND SALE
                                       OF
                    PARTNERSHIP INTEREST AND REAL PROPERTY

          THIS AGREEMENT ("Agreement") is made this 4th day of June, 1997, by and between RREEF USA FUND-III/ANNAPOLIS, INC., a Delaware corporation ("Seller"), and WESTFIELD AMERICA OF ANNAPOLIS, INC., a Delaware corporation ("Buyer").

                                    RECITALS

          A. Seller and Buyer are each partners of Annapolis Mall Limited Partnership, a Maryland limited partnership (the "Partnership"). Seller currently owns a fifty percent (50%) general partnership interest and a twenty percent (20%) limited partnership interest in the Partnership (collectively, the "Partnership Interest") and Buyer currently owns a thirty percent (30%) general partnership interest in the Partnership.

          B. The Partnership was created by and exists by virtue of the documents described on EXHIBIT A hereto (the "Partnership Documents").

          C. The Partnership owns the regional shopping center commonly known as Annapolis Mall, Annapolis, Maryland (the "Shopping Center") other than the portions of the Shopping Center occupied by certain anchor department stores.

          D. Seller is also the owner of the tract of land more fully described on EXHIBIT B hereto (the "Land"), together with all improvements thereon (the "Improvements"), including, without limitation, the "department store building" operated by Montgomery Ward & Co. and the building occupied by NationsBank, N.A. (the Land, together with the Improvements, the rights appurtenant to the Land and the Improvements and the other property described herein, is hereinafter referred to as the "Real Property").

          E. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Partnership Interest and the Real Property on the terms and conditions hereinafter set forth.


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, Seller and Buyer hereby agree as follows:

                                 AGREEMENT

1.   SALE OF PARTNERSHIP INTEREST AND REAL PROPERTY

          Upon the terms and conditions hereinafter set forth, Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, the Partnership Interest and the Real Property. The Real Property includes (a) all easements, rights-of-way, development rights, privileges, licenses and other rights and benefits belonging to, running with or in any way relating to the Land or Improvements; (b) all right, title and interest of Seller in and to any land lying in the bed of any street, opened or proposed, abutting the Land;
(c) all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the Land or Improvements or for damage to the Land or Improvements by reason of a change of grade of any street;
(d) all fixtures, furniture, equipment, supplies, and other personal property attached or appurtenant to, or located in or on, or used in connection with the Land or Improvements, which are not owned by tenants of the Land or Improvements; (e) all of Seller's right, title and interest in all leases and occupancy agreements and in all reciprocal easement agreements relating to the Land or Improvements; and (f) all of Seller's right, title and interest in the intangible property used in the ownership, operation or maintenance of the Land or Improvements.

2.   PURCHASE PRICE.

          The aggregate purchase price for the Partnership Interest and the Real Property is One Hundred Thirty-Three Million Dollars ($133,000,000) (the "Purchase Price"), allocated $128,750,000 for the Partnership Interest and $4,250,000 for the Real Property. The Purchase Price shall be paid by Buyer to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available funds.


3.   CLOSING.

          Subject to the satisfaction of the conditions set forth herein, the closing ("Closing") of the sale and purchase of the Partnership Interest and the Real Property shall occur on June 16, 1997 ("Closing Date"). The Closing may occur on such earlier or later date as the parties may otherwise agree.


4.   REPRESENTATIONS AND WARRANTIES.

          4.1 Seller's Representations and Warranties. Seller makes the following representations and warranties, which representations and warranties are true and correct as of the date of this Agreement, and which representations and warranties shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made as of the Closing Date.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to conduct business in the State of Maryland, and has the full power and authority to enter into this Agreement, to execute and deliver the "Seller's Closing Documents" (as hereinafter defined) and all other documents contemplated hereby, and to perform all of the terms, conditions and provisions thereof and hereof. This Agreement and all documents which are to be executed by Seller and to be delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Seller and at the time of Closing will be legal, valid and binding obligations of Seller, enforceable in accordance with their terms, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Partnership Interest or the Real Property is subject.

          (b) Seller owns the Partnership Interest free and clear of all rights and claims of third parties and has not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered or granted a security interest in the Partnership Interest, or the Seller's rights under the Partnership Documents.

          (c) Seller has received no notice and to the best of its knowledge there does not exist any default by Seller under any agreement pertaining to the Partnership Interest or the Partnership Documents.

          (d) EXHIBIT C to this Agreement is a list of all of the leases, tenancies, licenses and other agreements (excluding subleases entered into by any tenant without Seller's consent or approval) for the use or occupancy of any portion of the Real Property in effect on the date of this Agreement, as the same may have been amended, modified or supplemented
     (the "Tenant Leases"). Seller has delivered to Buyer true, correct and complete copies of the Tenant Leases.

          (e) To the best of Seller's knowledge, each of the Tenant Leases is valid and in full force and effect and neither Seller, as landlord, nor the tenant is in default thereunder. Seller has not received any written notice from any tenant under a Tenant Lease alleging a default by Seller as landlord under such Tenant Lease. Seller has fully performed all of its obligations under the Tenant Leases required to be performed as of the date hereof. There are no unpaid tenant allowances or similar concessions payable to the tenants under the Tenant Leases.

          (f) None of the Tenant Leases and none of the rents or other amounts payable under the Tenant Leases has been assigned, pledged or encumbered by Seller, and the Tenant Leases may be assigned by Seller. No security deposits have been paid by tenants under the Tenant Leases which have not previously been returned to the tenants.

          (g) EXHIBIT D to this Agreement sets forth the reciprocal easement agreement affecting the Real Property, together with all amendments, modifications and supplements hereto (the "REA"). To the best of Seller's knowledge, Seller is not in default under the REA. Seller has not received any written notice from any party to the REA alleging a default by Seller of its obligations under the REA.

          (h) There are no management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Real Property which will be binding on Buyer or the Real Property following the Closing.

          (i) Seller has not received written notice of any violation ("Violation") of any applicable law, ordinance, code, rule, order, regulation or requirement of any governmental authority, the requirements of any local board of fire underwriters (or other body exercising similar functions).

          (j) There is no action, suit or proceeding pending or, to the best of Seller's knowledge, threatened against Seller or the Real Property or any portion thereof or any of the Tenant Leases or the REA in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.


          (k) The Real Property constitutes a separate tax parcel and is separately assessed for real estate tax purposes, and Seller is not a party to any proceeding pending for the adjustment of the assessed valuation of all or any portion of the Real Property.

          (l) Seller has not received any written notice of any condemnation proceeding or other proceedings in the nature of eminent domain ("Taking") in connection with the Real Property, and to the best of Seller's knowledge, no Taking has been threatened.

          (m) All of the books, records, information, data and other items supplied by Seller to Buyer with respect to the Real Property are true, complete and correct in all material respects and fairly and accurately presented the results of operations of the Real Property.

          (n) Seller is not a "foreign person" within the meaning of Section 1445 of the U.S. Internal Revenue Code.

          4.2 Buyer's Representations and Warranties. Buyer makes the following representations and warranties, which representations and warranties are true and correct as of the date of this Agreement, and which representations and warranties shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made as of the Closing Date.

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to conduct business in the State of Maryland, and has the full power and authority to enter into this Agreement, to execute and deliver the "Buyer's Closing Documents" (as hereinafter defined) and all other documents contemplated hereby, and to perform all of the terms, conditions and provisions thereof and hereof. This Agreement and all documents which are to be executed by Buyer and to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Buyer and at the time of Closing will be legal, valid and binding obligations of Buyer, enforceable in accordance with their terms, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

          (b) There are no pending actions, suits, proceedings or investigations to which Buyer is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.


          (c)   One or more of the following circumstances applies to Buyer:

               (i) Equity interests in Buyer are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); or (ii) less than twenty-five percent (25) of all equity interests in Buyer are held by "benefit plan investors" within the meaning of 29 C.F.R.
          Section 2510.3-101(f)(2); or (iii) Buyer qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e); or (iv) equity interests in Buyer are held by a foreign pension plan or pension fund which is not subject to ERISA.

          4.3 NO OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Agreement, neither Seller nor Buyer have made, make or have authorized anyone to make on its behalf, any warranty or representation as to the Real Property or the Partnership Interest. Except as otherwise provided for in this Agreement, Buyer will acquire the Real Property and the Partnership Interest on the understanding that there are no express or implied warranties. The provisions of this section 4.3 shall not negate any express representations of Seller set forth in this Agreement. Buyer shall accept the Real Property and the property owned by the Partnership "as is" and in its condition on Closing Date subject only to the express provisions of this Agreement.

     4.4 Continuation and Survival of Representations and Warranties. All representations and warranties by the respective parties contained in this Agreement or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the Closing for a period of one year from and after the Closing. If either Buyer or Seller has actual knowledge of a representation or warranty made by the other party is not true and correct as of the time of Closing but elects to proceed with the Closing, such party shall be deemed to have waived its rights to make a claim against the other party by reason of such misrepresentation. References to "Seller's" Knowledge" or "actual knowledge" with respect to Seller shall refer to the knowledge of Thomas Caputo, Lee Letchford, and A. Jay Jehle and with respect to Buyer shall refer to the actual knowledge of Richard Green and Dimitri Vazelakis.

5.   DELIVERY OF DOCUMENTS.

     5.1 Documents To Be Executed and Delivered. At the Closing, the following documents are to be executed and delivered by or on behalf of the respective parties as set forth below. To the extent that such documents are not attached to this Agreement as Exhibits, such documents shall be in form and substance reasonably satisfactory to the parties.

     (a) Documents to be executed and delivered by the Seller ("Seller's Closing Documents"):

          (i) The Assignment of Partnership Interest in the form of EXHIBIT E hereto (the "Assignment of Partnership Interest").

          (ii) All required filings with respect to the Partnership Agreement or fictitious name certificate for the Partnership.

          (iii) An opinion of counsel issued by D'Ancona & Pflaum on behalf of Seller to Buyer as to the matters set forth in 4.1(a) above.

          (iv) A certificate of Seller's non-foreign status in the form of EXHIBIT F hereto.

          (v) An original executed special warranty deed, duly executed and acknowledged by Seller and in proper form for recording, transferring title to the Real Property.

          (vi) Assignments in the form of EXHIBIT G and EXHIBIT H respectively, of the Tenant Leases and the REA, duly executed and acknowledged by Seller, assigning all of the Seller's right, title and interest in the Tenant Leases and the REA, together with an original executed copy or, if Seller is not in possession of such original executed counterpart, a copy of such agreement certified by Seller of each of the Tenant Leases and all guarantees of the Tenant Leases and the REA and a letter, duly executed by Seller, in form satisfactory to Buyer and addressed to each of the tenants under the Tenant Leases and the parties to the REA informing it of the assignments.

          (vii) A General Assignment in the form of EXHIBIT I, duly executed and acknowledged by Seller, assigning Seller's interest in (and delivery to Buyer of originals of): all permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Real Property; all certificates issued by the local Board of Fire Underwriters (or other body exercising similar functions); all plans, specifications and project manuals for the Real Property; all guarantees, bonds and warranties with respect to the Real Property (together with original counterparts of such instruments).

          (viii) Original counterparts of the Tenant Estoppel Certificates (as hereinafter defined).

          (ix) Such resolutions and certificates as Buyer or the Title Company (as hereinafter defined) shall reasonably require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; and all affidavits, indemnities, certificates, and other agreements reasonably required by the Title Company to permit it to issue to Buyer the owner's policy of title insurance required pursuant to Section 6.3.

          (x) Any other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.


     (b) Documents to be delivered by Buyer ("Buyer's Closing Documents", collectively with Seller's Closing Documents, the "Closing Documents"):

           (i)   Counterpart of Assignment of Partnership Interest.

           (ii) Counterparts of the documents referenced in Section 5.1(a)(ii) above.

           (iii) Counterparts of the documents referenced in Section 5.1(a)(vi) above.

           (v) Counterparts of the document referenced in Section 5.1(a)(vii) above.

           (vi) An opinion of counsel issued by Debevoise & Plimpton on behalf of Buyer to Seller as to the matters set forth in
                 Section 4.2(a) above.

           (vii) Any other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.

6.  CONDITIONS TO CLOSING.

     6.1 Conditions Precedent to Seller's Obligation to Close. The following conditions are conditions precedent to Seller's obligation to sell the Partnership Interest and the Real Property, each of which may be waived in writing by Seller in its sole discretion:

          (a)  Buyer shall have paid to Seller the Purchase Price.

          (b)  Buyer shall have delivered to Seller the documents set forth in
               Section 5.1(b) above.

          (c) Buyer's warranties and representations shall be true and correct in all material respects as at the time of Closing.

     6.2 Conditions Precedent to Buyer's Obligation to Close. The following conditions are conditions precedent to Buyer's obligation to purchase the Seller's Interest, each of which may be waived in writing by Buyer in its sole discretion:

          (a)  Buyer shall have received from Seller the documents set forth in
               Section 5.1(a) above.

          (b) The Title Company (as hereinafter defined) shall have issued or irrevocably committed to issue to Buyer an ALTA 1994 Form of Owner's Policy of Title Insurance, dated the Closing Date, insuring Buyer in the amount of $4,250,000 as the owner of good and marketable fee title to the Real Property, subject only to the Permitted Encumbrances (as hereinafter defined). The Title Company shall have also issued or irrevocably committed to issue to Buyer as of the Closing Date a title endorsement in the form of EXHIBIT J hereto to the Partnership's existing title insurance policy on the Shopping Center.

          (c) Seller's warranties and representations shall be true and correct in all material respects as at the time of Closing.

          (d) Seller shall have performed all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date.

          (e) None of the tenants under the Tenant Leases shall be in material default of their obligations under the Tenant Leases or shall be the subject of a bankruptcy proceeding.

          (f) Executed Tenant Estoppel Certificates (as hereinafter defined) shall have been received by Buyer from all of the tenants under the Tenant Leases, all dated no more than thirty (30) days prior to the Closing Date and in the form of EXHIBIT K hereto or in such other form as may be satisfactory to Buyer.

          (g) Buyer shall have completed its due diligence investigation of the Real Property on or before the date hereof and shall not have elected to terminate this Agreement (which right Buyer may exercise in its sole discretion if it is not satisfied with any aspect of its due diligence investigation of the Real Property).

     6.3 Title Commitment. Promptly after the execution of this Agreement, Buyer shall request that First American Title Insurance Company (the "Title Company") issue a Commitment for Title Insurance ("Title Commitment") with respect to the Real Property. Buyer shall, within ten (10) days after the date of Buyer's receipt of the Title Commitment and a current ALTA survey of the Real Property, give to Seller notice ("Exception Notice") of any exceptions to title set forth in the Title Commitment which are not acceptable to Buyer ("Unacceptable Exceptions"); PROVIDED, HOWEVER, that the Tenant Leases and the exceptions listed on EXHIBIT L, if any, shall not be Unacceptable Exceptions. Seller shall, within ten (10) days after the date of Seller's receipt of the Exception Notice, either (i) provide to the Title Company such agreements, indemnities, documents or other items as shall be required to cause the Title Company to remove the Unacceptable Exceptions as title exceptions from the Title Commitment or (ii) give to Buyer written notice stating which of the Unacceptable Exceptions Seller will not cause the Title Company to remove as title exceptions from the Title Commitment. If the Title Company has not issued an endorsement to the Title Commitment removing all of the Unacceptable Exceptions as title exceptions from the Title Commitment within thirty (30) days from the date of the Exception Notice, then Buyer shall have the right to terminate this Agreement by written notice to Seller. If Buyer terminates this Agreement pursuant to the provisions of the preceding sentence, there shall be no further liability or obligations on the part of Buyer or Seller under this Agreement. If Buyer does not terminate this Agreement pursuant to the provisions of this section, then the exceptions remaining on Schedule B, Section II of the Title Commitment which are not liens securing payment of monetary sums ("Liens") shall be the "Permitted Encumbrances" and shall be deemed added to EXHIBIT L hereto. Seller agrees fully to pay in full all Liens and cause all Liens to be released and satisfied of record prior to the Closing Date.

          6.4 Tenant Estoppel Certificates. Promptly after the execution of this Agreement, Seller shall complete and deliver for execution by each tenant under the Tenant Leases a written certification in the form of EXHIBIT M to this Agreement ("Tenant Estoppel Certificate"); and Seller shall use diligent efforts to obtain an executed Tenant Estoppel Certificate from each tenant. Seller shall deliver to Buyer a copy of each executed Tenant Estoppel Certificate delivered to Seller promptly after receiving such certificate.


7.   APPORTIONMENTS.

     7.1 APPORTIONMENTS WITH RESPECT TO THE PARTNERSHIP INTEREST. In addition to the Purchase Price, Seller shall be entitled to receive from Buyer its share (being 70%) of Cash Flow (as defined in the Partnership Documents) allocable to periods prior to the Closing Date and Seller's share (being 70%) of Partnership reserves, in both cases less its share of the expenses allocable to such period. For such purposes, the following treatment shall be utilized to calculate the sums due and owing Seller ("Seller's NCF"), which sums shall be calculated as of the close of business on the day prior to the Closing Date ("Proration Date"):

          7.1.1 EXPENSES. Except as set forth in Section 7.1.5, all items which are considered expenses pursuant to the Partnership Documents, including, but not limited to, real estate and personal property taxes, utilities, maintenance costs, payments due under the REA and other operating expenses, and are allocable to periods prior to the Closing Date but are unpaid shall be considered expenses in determining Seller's NCF. Any expense which is allocable to a period both before and after the Proration Date shall be allocated ratably on a PER DIEM basis for the period to which it applies. Any expense which is prepaid as of the Proration Date shall be considered a receipt in determining Seller's NCF ("Receipt").

          7.1.2 RENT AND OTHER RECEIPTS. All payments made pursuant to leases with respect to property owned by the Partnership (other than percentage rents) and all other income of the Partnership which is allocable to periods prior to the Closing Date and not previously paid to Seller shall be considered Receipts except for all unapplied cash security deposits and all interest thereon, if any, made by tenants under such leases which is payable to such tenants pursuant to law or the lease. Deposits by tenants for utility costs, operating expenses, insurance costs and real estate tax expenses including specifically tenant contributions for unbilled real estate taxes which are to be paid after the Proration Date (collectively, "Expense Contributions") shall be considered Receipts but shall be allocated ratably over the period to which they apply on a PER diem basis for the expenses to which they apply. Income that is received subsequent to the Proration Date shall be allocated: (i) first, to any rental obligations or Expense Contributions due no more than thirty (30) days prior to the Proration Date and remaining unpaid as of the

     Proration Date; (ii) second, to any rental obligations or Expense Contributions for the period subsequent to the Proration Date which are then due and payable; and (iii) third, to any other rental obligations or Expense Contributions due as of the Proration Date, PROVIDED that to the extent a tenant designates the period or item for which such payment is to be made then the payment shall be applied as so designated. Buyer assumes no obligation to collect or enforce the payment of any such moneys which may be owing to Seller.

          7.1.3 PERCENTAGE RENT. Percentage rents actually received from tenants allocable to a lease year (as defined in each lease) ending prior to the Proration Date shall be considered a Receipt. A pro rata portion of percentage rents actually received from tenants under leases in existence prior to the Proration Date allocable to a lease year which began before the Proration Date and ends after the Proration Date but no later than one year after the Proration Date shall be considered a Receipt, with the pro rata portion being equal to the product of (i) the amount of such percentage rent actually received, and (ii) a fraction, the numerator of which is the number of days in such lease year prior to and including the Proration Date and the denominator of which is 365.

          7.1.4 PARTNERSHIP RESERVES. To the extent not accounted for above, any reserves which are held by the Partnership as of the Proration Date shall be considered a Receipt; however, such reserves shall not be credited until the earlier of when the expense for which they are being held is paid or one year after Closing.

          7.1.5 TENANT ALLOWANCE, ETC. Buyer shall receive a credit against the Purchase Price for the pro rata share of all unpaid tenant allowances (which are not reimbursable by the tenant), leasing commissions and capital expenditures, which are contracted for and relate to leases executed prior to April 15, 1997. Buyer shall reimburse Seller at Closing for any such costs related to leases executed subsequent to April 15, 1997 which Seller has incurred prior to Closing. In addition, any other capital expenditures incurred by the Partnership after the date hereof shall be the responsibility of Buyer and, to the extent Seller has paid any such amounts prior to Closing, Buyer shall reimburse Seller at Closing.

          7.1.6 CALCULATION AND FINAL ADJUSTMENT. Seller and Buyer shall use reasonable efforts to accurately estimate Seller's NCF at Closing Date and Buyer shall pay to Seller the amount of such estimate at Closing. If the amount of the current general real estate taxes is not then ascertainable, the estimate thereof shall be predicated upon the most recent ascertainable taxes. No more than sixty (60) days after the Closing Date, Buyer shall provide to Seller a schedule prepared by a national accounting firm reasonably acceptable to Seller (which accounting firm shall not be the firm that prepares the consolidated financial statements for Westfield America, Inc. without Seller's approval in its sole discretion) of Seller's NCF based on actual financial data, detailing distributions made to Seller, receipts, expenses and Partnership reserves relating to the period prior
     to the Closing Date.  On or before March 1, 1998 and   June 1, 1998,
     Buyer shall provide to Seller an updated report on Seller's NCF. In the event any such report indicates an underpayment of Seller's NCF, Buyer shall pay Seller the deficiency within twenty (20) days of receipt by Seller of such report. In the event any such report indicates an overpayment of Seller's NCF, Seller shall refund such amount to Buyer within twenty (20) days of receipt by Seller of such report. Buyer shall have no obligation to remit to Seller any sums under this Section 7.1 after the later of (x) June 30, 1998 or (y) three months after the Partnership has distributed to tenants of the Shopping Center the reconciliation of the common area maintenance charges for calendar year 1997.

     7.2 APPORTIONMENTS WITH RESPECT TO THE REAL PROPERTY. All income and expenses relating to the Real Property shall be apportioned pro rata between
Seller and Buyer on a per diem basis as of the Proration Date.   For such
purposes, the following treatment shall be utilized to calculate the prorations with respect to the Real Estate:

          7.2.1 EXPENSES. Except as set forth in Section 7.2.4, all items which are considered expenses, including, but not limited to, real estate and personal property taxes, utilities, maintenance costs, payments due under the REA and other operating expenses, and are allocable to periods prior to the Closing Date but are unpaid shall be considered expenses to be paid by Seller. Any expense which is allocable to a period both before and after the Proration Date shall be allocated ratably on a PER DIEM basis for the period to which it applies.

          7.2.2 RENT AND OTHER RECEIPTS. All payments made pursuant to Tenant Leases (other than percentage rents) which is allocable to periods prior to the Closing Date and not previously paid to Seller shall be considered to be the property of Seller. Deposits by the tenants under the Tenant Leases for utility costs, operating expenses, insurance costs and real estate tax expenses including specifically tenant contributions for unbilled real estate taxes with respect to the period prior to the Closing which are to be paid after the Proration Date (collectively, "Expense Contributions") shall be considered receipts to be prorated hereunder but shall be allocated ratably over the period to which they apply on a PER DIEM basis for the expenses to which they apply.

               Payments under Tenant Leases that are received subsequent to the Proration Date shall be allocated: (i) first, to any rental obligations or Expense Contributions due Buyer for the period subsequent to the Proration Date which are then due and payable; and (ii) second, to any rental obligations or Expense Contributions for the period prior to the Proration Date and remaining unpaid as of the Proration Date; PROVIDED that to the extent a tenant designates the period or item for which such payment is to be made then the payment shall be applied as so designated. At Closing, Seller shall deliver to Buyer a written certification identifying any arrearages in the payment of rent as of the Closing Date. Seller shall not bring any suit or other proceeding against any tenant under the Tenant Leases after the Closing Date on account of rental delinquencies. Buyer assumes no obligation to collect or enforce the payment of any such moneys which may be owing to Seller.

          7.2.3 PERCENTAGE RENT. Percentage rents actually received from tenants under the Tenant Leases allocable to a lease year (as defined in each lease) ending prior to the Proration Date shall be considered property of the Seller. Percentage rents actually received from tenants under the Tenant Leases in existence prior to the Proration Date allocable to a lease year which began before the Proration Date and ends after the Proration Date but no later than December 31, 1997 shall be allocated on a pro-rata basis, with the pro rata portion being equal to the product of (i) the amount of such percentage rent actually received, and (ii) a fraction, the numerator of which is the number of days in such lease year prior to and including the Proration Date and the denominator of which is 365.

          7.2.4 TENANT ALLOWANCE, ETC. Buyer shall receive a credit against the Purchase Price for the pro rata share of all unpaid tenant allowances (which are not reimbursable by the tenant), leasing commissions and capital expenditures, which are contracted for and relate to the Tenant Leases.

          7.2.5 CALCULATION AND FINAL ADJUSTMENT. Seller and Buyer shall use reasonable efforts to accurately estimate the pro-rations hereunder at the Closing Date and the parties shall make appropriate payments at Closing. If the amount of the current general real estate taxes is not then ascertainable, the estimate thereof shall be predicated upon the most recent ascertainable taxes. No more than sixty (60) days after the Closing Date, Buyer shall provide to Seller a schedule prepared by a national accounting firm reasonably acceptable to Seller (which accounting firm shall not be the firm that prepares the consolidated financial statements for Westfield America, Inc. without Seller's approval in its sole discretion) of the pro-rations hereunder based on actual financial data. On or before March 1, 1998 and June 1, 1998, Buyer shall provide to Seller an updated report on the prorations. In the event any such report indicates an underpayment the parties shall make appropriate adjustment within twenty (20) days of receipt by Seller of such report. Buyer and Seller shall have no obligation to remit to the other party any sums under this Section 7.2 after the later of (x) June 30, 1998 or (y) three months after the Partnership has distributed to tenants of the Shopping Center the reconciliation of the common area maintenance charges for calendar year 1997.

     7.3 Closing Costs. Seller and Buyer shall split equally all realty transfer taxes due with respect to the conveyance of the Real Property, the costs of an updated ALTA survey of the Real Property and the Title Insurance Policy and endorsements to be delivered under Section 6.2(b).

8.   OPERATIONS PRIOR TO CLOSING.

     Between the date of the execution of this Agreement and Closing:

     8.1 Operation and Management. Seller shall operate and manage the Real Property in the same manner as it has been operated and managed prior to the date of this Agreement and in accordance with applicable law.

     8.2 Compliance. Seller shall comply with all of the obligations of Seller under the Tenant Leases, the REA, the Service Agreements and all other agreements and contractual arrangements by which Seller and/or the Real Property are bound or affected.

     8.3 New Contracts. Seller shall not, without first obtaining the prior written approval of Buyer: enter into any contract for or on behalf or affecting the Real Property; modify, cancel or terminate any Service Agreement which Buyer will assume at Closing; enter into any new Service Agreement; modify, cancel or terminate the REA or any Tenant Leases; accept any advance rental under any of the Tenant Leases; or enter into any new lease for all or any portion of the Real Property.

     8.4 Buyer's Access. (a) Buyer, its attorneys, accountants, architects, engineers and other representatives shall be afforded access to the Real Property and to all books, records and files relating thereto from time to time prior to Closing for the purposes of inspections, preparation of plans, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Real Property, including but not limited to the physical and financial condition of the Real Property; and there shall be furnished to Buyer all plans and specifications, engineering reports, feasibility studies, operating statements, governmental permits and approvals, contracts, leases, surveys, title information and other documentation concerning the Real Property in the possession of Seller and/or Seller's managing agent for the Real Property which Buyer, its attorneys, accountants, architects, engineers and other representatives shall reasonably request. Buyer, its attorneys, accountants and other representatives, shall be permitted to make and are authorized to make any searches of governmental records as they deem necessary with respect to the Real Property; and Seller agrees fully to cooperate with Buyer and its attorneys and other representatives in this regard and to issue any consents or authorizations required therefor.

          (b) In connection with any entry by Buyer, or its agents, employees or contractors onto the Real Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants. Without limiting the foregoing, prior to any entry to perform any on-site testing, Buyer shall give Seller written notice thereof (facsimile is acceptable), including the identity of the company or persons who will perform such testing and the proposed scope of the testing and obtain Seller's approval to any intrusive testing. Seller shall approve or disapprove the scope and methodology of such proposed intrusive testing within two (2) business days after receipt of such notice, such approval not to be unreasonably withheld. Seller or its representative may be present to observe any testing or other inspection performed on the Real Property. Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Real Property performed by Buyer or its agents, employees or contractors. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance reasonably adequate to insure against all liability of Buyer, its agents, employees or contractors, arising out of any entry or inspections of the Real Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify, defend and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, lien or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any damage to the Real
Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement. The foregoing indemnify shall survive the termination or expiration of this Agreement.

     8.5 Delivery of Notices. Promptly after receipt thereof by Seller, Seller shall deliver to Buyer the following:

                 (i) a copy of any notice of default given or received under any of the Tenant Leases or the REA;

                (ii) a copy of any tax bill, notice or statement of value, or notice of change in a tax rate affecting or relating to the Real Property;

               (iii) a copy of any notice of an actual or alleged Violation; and

                (iv) a copy of any notice of Taking or a Casualty.


9.   ENVIRONMENTAL MATTERS.

     9.1. Representations and Warranties. Seller represents and warrants to Buyer that:

            (a) Except as set forth on EXHIBIT M hereto, Seller has not received written notice of any violation of federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law with respect to the Real Property or the activities and conditions at the Real Property, including, without limitation; the discharge, emission or release of any Contaminant (hereinafter defined) to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States (as hereinafter defined); the storage, treatment, disposal or handling of any

     Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

           (b) Except as set forth on EXHIBIT M hereto, to the best of Seller's knowledge, no Contaminant that may require remediation under any Environmental Law is present on, over or under or is migrating from the Real Property on, over or under any premises adjacent to the Real Property. The term "Contaminant" shall mean any "hazardous substance", "pollutant or contaminant" as defined pursuant to Environmental Laws, "petroleum" as defined pursuant to any Environmental Laws or any material containing petroleum or hydro-carbons, any polychlorinated biphenyls ("PCBs") or substances containing PCBs, any urea formaldehyde foam, or any asbestos or materials containing asbestos.

          (c) Except as set forth on EXHIBIT M hereto, Seller has not, nor to the best of Seller's knowledge has anyone else, generated, stored, treated, disposed of, discharged, released, emitted or otherwise handled any Contaminant on, over, under, from or in any manner affecting the Real Property or any premises adjacent to the Real Property in violation of any applicable Environmental Law.

          (d) Except as set forth on EXHIBIT M hereto, to the best of Seller's knowledge, no underground or above ground storage tanks are present at the Real Property.

          (e)    Seller has provided or made available to Buyer copies of all:
     (A) permits, licenses, certificates, registrations, approvals, and any amendments thereto required for the Real Property and for the conduct of Seller's activities at the Real Property pursuant to or necessary for compliance with Environmental Laws; (B) applications, reports or other materials submitted to any governmental agency in connection with any Environmental Law; (C) records or manifests required to be maintained pursuant to Environmental Laws or which are relevant to the issue of compliance with Environmental Laws; (D) correspondence, notices of violation, summonses, orders, administrative, civil or criminal complaints, requests for information or other documents received by Seller or its agents pertaining to compliance with Environmental Laws or the generation, storage, treatment, handling, discharge, emission, release or migration of any Contaminant on, over, under, from or affecting the Real Property; and
     (E) records and analyses of any environmental tests pertaining to the Real Property, including, without limitation, the results of any air, water or soil analyses or tank integrity testing, which are in the possession of Seller or its managing agent for the Real Property or the existence of which is known to Seller.

          (f) No civil, criminal or administrative proceeding is, to the best of Seller's knowledge, pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Real Property; neither Seller nor any of its agents has received any notice of violation or potential liability regarding the Real Property or activities thereon relating to Environmental Law or Contaminants on, over, under, from or affecting the Real Property and Seller has no reason to believe such notices will be received and has no reason to know of circumstances that would give rise to such notices or proceedings in the future; Seller has not entered into any consent order, consent decree, administrative order, judicial order or settlement relating to Environmental Laws or Contaminants on, over, under, migrating from or affecting the Real Property.

     9.2  Environmental Notices.   Seller will assist Buyer in giving notice to
applicable government agencies and in transferring or reissuing to Buyer any permit, license, certificate, registration or other approval necessary to continue operations at the Real Property, or in obtaining for Buyer any new permit, license, certificate, registration or approval required of Buyer under any Environmental Law.

10.  CASUALTY.

     10.1 Occurrence of Casualty. If at any time prior to the Closing Date any portion of the Shopping Center or the Real Property is destroyed or damaged as a result of fire or any other casualty ("Casualty"), Seller shall promptly give written notice thereof to Buyer. If the Shopping Center on the Real Property is the subject of a Casualty, Buyer shall have the right, at its sole option, of terminating this Agreement or closing the transactions contemplated hereby with an assignment of all of Seller's right, title and interest in any insurance proceeds arising from such Casualty.

     10.2 Occurrence of Condemnation. If at any time prior to the Closing Date any portion of the Shopping Center or the Real Property shall be taken in, or shall become the subject of, a condemnation proceeding, Seller shall promptly give written notice thereof to Buyer. If the Shopping Center or Real Property or any portion thereof shall be taken in, or shall become the subject of, a condemnation proceeding, Buyer shall have the right, at its sole option, of terminating this Agreement or closing the transactions contemplated hereby with an assignment of all of Seller's right, title and interest in any condemnation awards arising from such condemnation.

11.  MISCELLANEOUS.

     11.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by a recognized private courier company, or by United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

          If to Seller:

               RREEF USA Fund-III/Annapolis, Inc.
               55 East 52nd Street
               31st Floor
               New York, New York
               Attention:  Tom Caputo

          with copy to:

               D'Ancona & Pflaum
               30 North LaSalle Street, Suite 2900
               Chicago, Illinois 60602
               Attention: Kelly Bufton, Esq.

          If to Buyer:

               Westfield America of Annapolis, Inc.
               c/o Westfield Corporation, Inc.
               11601 Wilshire Blvd., 12th Floor
               Los Angeles, California 90025-1748
               Attention: Chief Financial Officer

          with copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Attention:  Peter R. Schwartz, Esq.

or such other address as a party may from time to time specify in writing to the others in the manner aforesaid. Notices delivered by telecopier shall be deemed delivered upon confirmation of receipt by recipient. All other notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in the U.S. Postal Service return receipt or similar advice from the courier company. Buyer and Seller shall each have the right to change the address to which notices, demands, requests, or other communications hereunder shall be given to the other parties by notice of such change to the other party as set forth herein.

          11.2 Continuing Obligation. Buyer agrees to provide Seller with all required information in a timely fashion required by Seller to complete all tax filings and tax returns including, but not limited to the type of data and documents supplied by Buyer to Seller in the ordinary course of business prior to the Closing Date. For tax reporting purposes, the Partnership year, as to Seller's Partnership Interest, shall close as of the Closing Date, and the final form K-1 provided to Seller shall report consistent therewith.

          11.3 Brokers and Finders. In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith, Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify Seller against and hold Seller harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Seller may sustain or incur by reason of such claim, and Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify Buyer against and hold Buyer harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section 11.3 shall survive the termination of this Agreement or the Closing.

          11.4 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns; PROVIDED, HOWEVER, that prior to Closing neither Seller's nor Buyer's interest under this Agreement may be assigned, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other party, except for a transfer by Buyer to Westfield America, Inc. or its wholly-owned subsidiary.

          11.5 Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

          11.6 Interpretation. Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

          11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

          11.8 Merger of Prior Agreements. This Agreement and the Closing Documents constitute the entire agreement between the parties with respect to the purchase and sale of the Partnership Interest and the Real Property and supersede all prior and contemporaneous agreements and understandings between the parties hereto relating to the subject matter thereof.

          11.9 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          11.10 Agreement Not to Benefit Third Parties. This Agreement is made for the sole benefit of Seller and Buyer and no other person shall be deemed to have any privity of contract under this Agreement nor any right to rely on this Agreement to any extent for any purpose whatsoever, nor have any right of action of any kind on this Agreement nor be deemed to be a third party beneficiary under this Agreement.

          11.11 Facsimile Signatures. Buyer and Seller each (i) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement,
(ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy.

          11.12  Indemnification.   Seller shall indemnify, defend and hold
Buyer harmless in respect of all demands, claims, actions or causes of action, assessment, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement incurred by Buyer by reason of (i) a breach of any of Seller's representations and warranties set forth herein, or (ii) the ownership of the Partnership Interest or the Real Property with respect to the period prior to the Closing Date.
Buyer shall indemnify, defend and hold Seller harmless in respect of all demands, claims, actions or causes of action, assessment, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement incurred by Seller by reason of (x) a breach of any of Buyer's representations and warranties set forth herein, or (y) the ownership of the Partnership Interest or the Real Property with respect to the period from and after the Closing Date.

          11.13 Counterpart Execution. This Agreement and any amendments to this Agreement may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument.

          11.14 Further Acts. In addition to the actions set forth in this Agreement to be taken by the parties, the parties agree to take or cause to be taken all such further actions as may be reasonably necessary to consummate this transaction which is the subject of this Agreement.

          11.15 Exhibits. All references to Exhibits contained herein are references to the Exhibits attached hereto, all of which are made a part hereof.

          11.16 Tax Termination. Notwithstanding anything to the contrary contained in the Partnership Agreement, including, without limitation, Section
12.9 thereof, Seller shall not have any liability to Buyer by reason of the transfer of 50% or more of the interests in the Partnership to Buyer in accordance with the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   Seller:

                                   RREEF USA FUND-III/ANNAPOLIS, INC.,
                                   a Delaware corporation


                                   By:  /s/ GERALD E. EGAN
                                        ---------------------
                                        Name:  Gerald E. Egan
                                        Title:  Vice President


                                   Buyer:

                                   WESTFIELD AMERICA OF ANNAPOLIS, INC.,
                                   a Delaware corporation


                                   By:  /s/ PETER S. LOWY
                                        --------------------
                                        Name:  Peter S. Lowy
                                        Title:  Co-President

                                 EXHIBIT A

                            PARTNERSHIP DOCUMENTS

1. Limited Partnership Agreement, dated September 1, 1978, by May Centers of Annapolis, Inc. ("May Centers"), Provident Life and Accident Insurance Company ("Provident"), Jerome B. Trout, Jr. ("Trout"), Milton Fox, Jr. ("Fox") and William P. Beatson, Jr. ("Beatson")

2. Certificate of Limited Partnership, dated May 2, 1979, by May Centers, Provident, Trout, Fox and Beatson.

3. First Amendment to Limited Partnership Agreement for Annapolis Mall Limited Partnership, dated September 2, 1986, among May Centers, Provident, Trout, Fox and Beatson.

4. Amended and Restated Certificate of Limited Partnership of Annapolis Mall Limited Partnership, dated September 2, 1986, among May Centers, Provident, Trout, Fox and Beatson.

5. Second Amendment to Limited Partnership Agreement for Annapolis Mall Limited Partnership, dated as of December 23, 1986, between May Centers and RREEF USA Fund-III/Annapolis, Inc. ("RREEF").

6. First Certificate of Amendment to Amended and Restated Certificate of Limited Partnership, dated as of December 23, 1986, among May Centers, RREEF, Provident, Trout, Fox and Beatson.

7. Second Certificate of Amendment to Amended and Restated Certificate of Limited Partnership, dated as of December 24, 1986, between May Centers and RREEF.

                                        EXHIBIT B

                                   DESCRIPTION OF LAND

                                        EXHIBIT C

                                      TENANT LEASES

1. Lease, dated February 18, 1972, between Annapolis Mall Shopping Center Co., and Montgomery Ward & Co., Incorporated, as amended by the First Supplement to Lease, dated January 26, 1973 and the Amendment to Lease, dated December 28, 1979, and a Second Amendment to Lease, dated September 18, 1984.

2. Lease, dated July 30, 1971, between Equitable Trust Company and Annapolis Mall Shopping Center, as amended by Lease Amendment Agreement, dated January 29, 1973 and Second Amendment to Lease, dated June 17, 1993.

                                      EXHIBIT D

                                         REA

1. Amended and Restated Construction, Operation and Reciprocal Easement Agreement, dated September 18, 1984, between Annapolis Mall Limited Partnership, The May Department Stores Company, Inc., Annapolis Mall Shopping Center Co. and J.C. Penney Properties, Inc., as amended by First Supplement to Amended REA, dated September 18, 1984, and Second Supplement to Amended REA, dated September 18, 1984.

                                      EXHIBIT E

                      ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP
                                      INTEREST

          THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (the "Agreement") is dated as of June ___, 1997, by and between WESTFIELD AMERICA OF ANNAPOLIS, INC., a Delaware corporation ("Buyer"), and RREEF USA FUND-III/ANNAPOLIS, INC., a Delaware corporation ("Seller").

                                      RECITALS

          A. Seller and Buyer are each partners in Annapolis Mall Limited Partnership, a Maryland limited partnership, ("the Partnership") pursuant to the documents described on Exhibit A hereto ("the Partnership Documents").

          B. Seller owns a fifty percent (50%) general partnership interest and a twenty percent (20%) limited partnership interest in the Partnership, all as set forth in the Partnership Documents (collectively, "Partnership Interest").

          C. Buyer desires to buy from Seller and Seller desires to sell to Buyer the Partnership Interest on the terms and conditions set forth in the Agreement For Purchase and Sale of Partnership Interest and Real Property ("Purchase Agreement"), dated as of June __, 1997, by and between Seller and Buyer.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

               1. Any capitalized terms not otherwise defined herein shall have the same meaning as in the Purchase Agreement.

               2. Seller hereby assigns, delegates, sets over, and transfers to Buyer all of Seller's right, title and interest in and to the Partnership Interest. Buyer accepts the assignment and delegation by Seller and agrees to be bound by the terms of the Partnership Documents, and undertakes, assumes and agrees at Buyer's sole cost and expense, punctually and faithfully to perform, pay or discharge when due and otherwise in accordance with their respective terms, all agreements, covenants, conditions, obligations and liabilities of Seller as a general partner in the Partnership with respect to the Partnership Interest arising solely on or after the date hereof, except as expressly provided otherwise herein.

               3. The Purchase Agreement is hereby incorporated herein by this reference.

               4. If any provision of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law; provided that the invalidity of such provision does not materially adversely affect the benefits accruing to any party hereunder.

               5. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Maryland.

               6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               7. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent as set forth in the Purchase Agreement.

               8. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              Seller:

                              RREEF USA FUND-III/ANNAPOLIS, INC., a Delaware corporation


                              By:_________________________________

                              Buyer:


                              WESTFIELD AMERICA OF ANNAPOLIS, INC.,
                              a Delaware corporation


                              By:_________________________________

                              Seller:

                                   EXHIBIT F

                       CERTIFICATE OF NON-FOREIGN STATUS

          Section 1445 of the Internal Revenue Code provides that a transferee (Buyer) of a U.S. real property interest must withhold tax if the transferor (Seller) is a foreign person. To inform the transferee (Buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by RREEF USA Fund-III/Annapolis, Inc., a Delaware corporation ("Seller"), the undersigned hereby swears, affirms, and certifies the following on behalf of the
Seller:

          1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

          2.  Seller's U.S. employer I.D. number is 94-3040164; and

          3. Seller's address is: 875 North Michigan Avenue, 41st Floor, Chicago, Illinois 60611-1901.

          Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (Buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Seller.

          Executed as of the __ day of __________, 1997, at _________________.

                              RREEF USA FUND-III/ANNAPOLIS, INC.,
                                a Delaware corporation



                              By:____________________________
                                 Name:
                                 Title:

                                EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION
                            OF TENANT LEASES


          ASSIGNMENT AND ASSUMPTION OF TENANT LEASES, dated as of June __, 1997, between RREEF USA FUND-III/ANNAPOLIS, INC. ("Assignor") and WESTFIELD AMERICA OF ANNAPOLIS, INC. ("Assignee").

                           W I T N E S S E T H:

          WHEREAS, Assignor has this day sold and conveyed to Assignee the real property more particularly described in SCHEDULE "1" annexed hereto and made a part hereof (the "Property"), pursuant to the terms of that certain Agreement for Purchase and Sale of Partnership Interest and Real Property ("Agreement"), dated as of June __, 1997, by and between Assignor and Assignee.

          NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest, as landlord in and to the Tenant Leases (as defined in the Agreement), as set forth on SCHEDULE "2" annexed hereto and made a part hereof.

          Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Tenant Leases first arising from and after the date hereof.

          Except as expressly set forth in the Agreement, this Assignment and Assumption of Tenant Leases is made without any warranty or representation by Assignor.

          IN WITNESS WHEREOF, this Assignment and Assumption of Tenant Leases has been duly executed on the date and year first above written.

                           ASSIGNOR:


                           RREEF USA FUND-II/ANNAPOLIS, INC.



                           By: _____________________________
                               Name:
                               Title:


                           ASSIGNEE:

                           WESTFIELD AMERICA OF
                              ANNAPOLIS, INC.



                           By: _____________________________
                               Name:
                               Title:

                               SCHEDULE 1

                          Description of Property

                               SCHEDULE 2

                                 Leases

                                EXHIBIT H

                            ASSIGNMENT OF REA


          ASSIGNMENT OF REA, dated as of June __, 1997, between RREEF USA FUND-III/ANNAPOLIS, INC. ("Assignor") and WESTFIELD AMERICA OF ANNAPOLIS, INC. ("Assignee").

                           W I T N E S S E T H:

          WHEREAS, Assignor has this day sold and conveyed to Assignee the real property more particularly described in SCHEDULE "1" annexed hereto and made a part hereof (the "Property") pursuant to the terms of that certain Agreement for Purchase and Sale of Partnership Interest and Real Property ("Agreement"), dated as of June __, 1997, by and between Assignor and Assignee.

          NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the REA (as defined in the Agreement), as set forth SCHEDULE "2" annexed hereto and made a part hereof.

          Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the REA first arising from and after the date hereof.

          Except as expressly set forth in the Agreement, this Assignment is made without any warranty or representation by Assignor.

          IN WITNESS WHEREOF, this Assignment of REA has been executed on the date and year first above written.

                           ASSIGNOR:


                           RREEF USA FUND-III/ANNAPOLIS, INC.


                           By: _________________________________
                               Name:
                               Title:


                           ASSIGNEE:

                           WESTFIELD AMERICA OF
                              ANNAPOLIS, INC.


                           By: _________________________________
                               Name:
                               Title:

                               SCHEDULE 1

                        Description of Property

                               SCHEDULE 2

                                  REA

                               EXHIBIT I

                          GENERAL ASSIGNMENT


          GENERAL ASSIGNMENT, dated as of June __, 1997, between RREEF USA FUND-III/ANNAPOLIS, INC. ("Assignor") and WESTFIELD AMERICA OF ANNAPOLIS, INC. ("Assignee").

                         W I T N E S S E T H:

          WHEREAS, Assignor has this day sold and conveyed to Assignee the real property more particularly described in SCHEDULE "1" annexed hereto and made a part hereof (the "Property") pursuant to the terms of that certain Agreement for Purchase and Sale of Partnership Interest and Real Property ("Agreement"), dated as of June __, 1997, by and between Assignor and Assignee.

          NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to all permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Property; all certificates issued by the local Board of Fire Underwriters (or other body exercising similar functions); all plans, specifications and project manuals for the Property; and all guarantees, bonds and warranties with respect to the Property (together with original counterparts of such instruments), as set forth on SCHEDULE "2" annexed hereto and made a part hereof (collectively, the "Licenses").

          Assignee hereby accepts the foregoing assignment and assumes all obligations, duties, responsibilities and liabilities owing to third parties with respect to the Licenses first arising from and after the date hereof.

          Except as expressly set forth in the Agreement, this General Assignment is made without any warranty or representation by Assignor.

          IN WITNESS WHEREOF, this General Assignment has been duly executed on the date and year first above written.


                           ASSIGNOR:


                           RREEF USA FUND-III/ANNAPOLIS, INC.


                           By: _________________________________
                               Name:
                               Title:


                           ASSIGNEE:

                           WESTFIELD AMERICA OF
                              ANNAPOLIS, INC.


                           By: _________________________________
                               Name:
                               Title:

                                  SCHEDULE 1

                            Description of Property

                                   SCHEDULE 2

                                    Licenses

                                     EXHIBIT J

                                 TITLE ENDORSEMENT



                               [Intentionally omitted]

                                      EXHIBIT K

                                ESTOPPEL CERTIFICATE


To:  Westfield America, Inc.
     c/o Westfield Corporation, Inc.
     12th Floor
     11601 Wilshire Boulevard
     Los Angeles, California 90025

Re:  Annapolis Mall Shopping Center
     Annapolis, Maryland (the "Property")

Tenant Name:  NationsBank, N.A.

Gentlemen:

     Westfield America, Inc. has entered into an agreement to purchase the above-referenced premises from RREEF USA Fund III/Annapolis, Inc. ("Seller"). In connection therewith, the undersigned hereby certifies to Westfield America, Inc. and Seller the following as of the date hereof:

     1. Tenant is the tenant under a lease dated __________ with Seller together with all amendments, modifications, supplements, and/or extensions thereto as herein referred to as the "Lease", as follows:
______________________________________________________________________________
______________________________________________________________________________

     2. The term of the Lease, exclusive of any unexercised renewal options contained in the Lease and identified herein, expires on
________________________.

     3.   Tenant has no remaining options to renew the term.

     4.   The Lease is in full force and effect.

     5.   The Leased Premises consists of ___________  square feet.

     6.   Tenant does not pay Percentage Rent.

     7. The total current Monthly Minimum Rental payable under the Lease (exclusive of future escalation's or future increases in rent provided for in
the Lease) is $                    .

     8. Tenant is responsible for and is currently paying the Seller its full pro-rata share, a fixed amount or an estimate for the following charges:

     Common Area Maintenance Escrow               $     per month
     Real Estate Tax Recovery                     $     per month
     Real Estate Tax Escrow                       $     per month
     HVAC                                         $     per month
     Merchant Association                         $     per month

     Storage Rent                                 $     per month
     Food Court Common Area Maintenance Escrow    $    per month
     HVAC                                         $     per month
     Other Rent                                   $     per month

     9. Tenant is responsible for all utility charges (whether supplied by Owner or the utility company).

     10. All improvements, if any, required by the terms of the Lease to be made by the Owner have been completed as required under the Lease and any payments, credits, allowances, inducements or abatements required to be made or given by Owner to Tenant in connection with the Lease have been made or given.

     11. As of the date hereof no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance of its due date nor are any installments of rent or other charges past due.

     12. Tenant has accepted and is in sole possession of the Leased Premises and except as noted in Paragraph 1 above, the Lease has not been assigned by operation of law or otherwise or by Tenant and no sublease, concession agreement or license, covering the Leased Premises, or any portion thereof has been entered into by Tenant.

     13. Owner is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Owner thereunder.

     14. Tenant is paying rent and other charges due under the Lease, and is currently performing all of the other obligations of Tenant under the Lease and Tenant has no existing defenses, counterclaims, offsets, liens, claims or credits against the rentals or otherwise which presently exist or have accrued under the Lease or against the enforcement of the Lease by Owner.

     15. Except as specifically noted in Paragraph 1 above or in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, (b) any option to terminate the term of the Lease as of a date earlier than that specified in said Paragraph 1, (c) any option to expand the Leased Premises, (d) any right of first refusal on any other space in the Property, or (e) any option or right of first refusal to purchase the Leased Premises or the Property.

     16. Tenant has made a security deposit under the Lease in the amount of $0.00. Owner is under no obligation to pay any interest on, or to segregate the security deposit.

     17. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Leased Premises or the Property.

     18. Tenant does not currently engage in or permit, and has not in the past engaged in or permitted, within or upon the Leased Premises or the Property, any handling, storage, generation, discharge or disposal of any toxic or hazardous substances, materials or wastes which are regulated under any federal, state, county or municipal laws, regulations, ordinances, orders or directives.

     19. There are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the undersigned's obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

     20. Tenant acknowledges that Seller, Westfield America, Inc. and their respective partners, beneficiaries, successors, assigns and designees and the holder of any mortgage encumbering the Property now or at any time after the date of this Estoppel Certificate, will rely on this Estoppel Certificate and agrees that such parties shall have the right to rely on this Estoppel Certificate.

     21. The undersigned and the person(s) executing this Certificate on behalf of the undersigned have the power and authority to render this Certificate.

Dated this ______ day of May, 1997



NATIONSBANK, N.A.


By:
    Title:

                            ESTOPPEL CERTIFICATE


TO:       Westfield America, Inc.
          11601 Wilshire Boulevard, 12th Floor
          Los Angeles, CA  90025 ("Landlord")

DATE:     May ___, 1997

RE:       Annapolis Mall Shopping Center
          Annapolis, Maryland (the "Property")


Gentlemen:

The undersigned, Tenant, under that certain Lease, made with _________________ ____________, as Landlord, as more particularly described on Exhibit A attached hereto, hereby certifies:

     i)   The Lease is in full force and effect.

     ii) The Lease has not been modified, supplemented or amended in any way, except as shown on Exhibit A and constitutes the entire agreement between the parties.

     iii) To the best of our knowledge there is no default under the Lease.

     iv)  The term of the Lease expires on __________________.


                                 Montgomery Ward Development Corporation

                                   By:  ____________________________

                                   Name:  _________________________

                                   Title:  __________________________

                                  EXHIBIT L

                           PERMITTED EXCEPTIONS

                                  EXHIBIT M

                           ENVIRONMENTAL MATTERS